As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENZO BIOCHEM, INC.

(Exact name of Registrant as specified in its charter)

New York	13-2866202
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

527 Madison Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Inducement Sign-On Restricted Stock Unit Grant Notice and Agreement
Inducement Sign-On Option Grant Notice and Agreement (Full Title of the Plan)
Barry W. Weiner President and Treasurer Enzo Biochem, Inc. 527 Madison Avenue New York, NY 10022
(Name and address of agent for service)

(212) 583-0100
(Telephone number, including area code, of agent for service)

Copy to: Robert H. Cohen, Esq. Ze’-ev D. Eiger, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 (212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share	960,000	$3.40	$3,264,000	$302.57

(1)	Represents the number of shares of common stock, $0.01 par value per share (“Common Stock”), of Enzo Biochem, Inc. (the “Company”), deliverable upon settlement of restricted stock units granted to Hamid Erfanian on November 8, 2021 pursuant to an Inducement Restricted Stock Unit Grant Notice and Agreement between the Company and Mr. Erfanian (the “Inducement RSU Award”) and options granted to Mr. Erfanian on November 8, 2021 pursuant to an Inducement Option Grant Notice and Agreement between the Company and Mr. Erfanian (the “Inducement Option Award”) being registered hereon. See “Explanatory Note” below.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Common Stock as may become deliverable pursuant to any anti-dilution provisions of the Inducement RSU Award and the Inducement Option Award, as applicable.
(3)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on November 3, 2021.

Explanatory Note

Pursuant to the Inducement RSU Award and the Inducement Option Award, the Company granted restricted stock units covering 260,000 shares of Common Stock and options covering 700,000 shares of Common Stock on November 8, 2021. This Registration Statement registers the Common Stock issuable upon settlement of such grants.

The foregoing grants are material inducements to Mr. Erfanian’s acceptance of employment as the Chief Executive Officer of the Company, and were approved by the Compensation Committee of the Company’s Board of Directors. Such grants are in reliance on Section 303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which exempts certain inducement equity grants from the general requirement of the NYSE rules that equity-based compensation plans and arrangements be approved by stockholders.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended July 31, 2021, filed with the Commission on October 12, 2021;

(b)	the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2021; and

(c)	the description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 8, 1999.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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EXHIBIT INDEX

No.	Description
4.1	Certificate of Incorporation.(1)
4.2	Certificate of Amendment of the Certificate of Incorporation, Filed March 17, 1980.(1)
4.3	Certificate of Amendment of the Certificate of Incorporation, Filed June 16, 1981.(1)
4.4	Certificate of Amendment to the Certificate of Incorporation, Filed July 22, 1988.(1)
4.5	Amended and Restated By-Laws.(2)
4.6	Amended and Restated By-Laws.(3)
4.7	Amendment No. 1 to Amended and Restated By-Laws.(4)
4.8	Form of Common Stock Certificate.(1)
5.1	Legal Opinion of McDermott Will & Emery LLP.
23.1	Consent of EisnerAmper LLP.
23.2	Consent of McDermott Will & Emery LLP (included in exhibit 5.1).
24.1	Powers of Attorney of the directors and certain officers of the Company (included on the signature page to the Registration Statement).
99.1	Inducement Restricted Stock Unit Grant Notice and Agreement
99.2	Inducement Option Grant Notice and Agreement

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-8 (Registration No. 333-123712) filed with the Commission on March 31, 2005.
(2)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2013.
(3)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on November 21, 2018.
(4)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 9, 2021.

ENZO BIOCHEM, INC.

By:	/s/ Hamid Erfanian
Hamid Erfanian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hamid Erfanian and David Bench, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: November 9, 2021	By:	/s/ Hamid Erfanian
Hamid Erfanian
Chief Executive Officer (Principal Executive Officer)

Date: November 9, 2021	By:	/s/ David Bench
David Bench
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: November 9, 2021	By:	/s/ Barry W. Weiner
Barry W. Weiner
President and Treasurer

Date: November 9, 2021	By:	/s/ Elazar Rabbani, Ph.D.
Elazar Rabbani, Ph.D.
Chairman of the Board and Director

Date: November 9, 2021	By:	/s/ Rebecca J. Fischer
Rebecca J. Fischer
Director

Date: November 9, 2021	By:	/s/ Dov Perlysky
Dov Perlysky
Director

Date: November 9, 2021	By:	/s/ Mary Tagliaferri
Mary Tagliaferri
Director

Date: November 9, 2021	By:	/s/ Ian B. Walters
Ian B. Walters
Director

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